EXHIBIT 99.2

FOR IMMEDIATE RELEASE

PARLUX CONFIRMS CEO’S OFFER WITHDRAWAL

FORT LAUDERDALE, FLORIDA July 13, 2006.  Parlux Fragrances, Inc. (NASDAQ:PARL) (“Parlux”) announced today that it had received written notification of the withdrawal of a privatization offer made by Ilia Lekach, who is also its Chairman and CEO.  Parlux will file a Form 8-K with a copy of the notification.

Parlux also confirmed that it had received offers for certain of its brands, which are being evaluated by the Board of Directors.  It has not entered into definitive agreements regarding any of these offers.

Parlux Fragrances, Inc. is a manufacturer and international distributor of prestige products.  It holds licenses for Paris Hilton fragrances, watches, cosmetics, sunglasses, handbags and other small leather accessories in addition to licenses to manufacture and distribute the designer fragrance brands of Perry Ellis, GUESS?, XOXO, Ocean Pacific (OP), Maria Sharapova, Andy Roddick, babyGund and Fred Hayman Beverly Hills.

Parlux may periodically release forward-looking statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of Parlux or its industry to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  These risks and uncertainties include, among others, future trends in sales and Parlux’s ability to introduce new products in a cost-effective manner.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof.  Parlux undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

FOR:

Parlux Fragrances, Inc., (954) 316-9008

CONTACT:

Frank A. Buttacavoli Ext. 8117

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